UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2020 (January 28, 2020)

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 28, 2020, AECOM entered into Amendment No. 7 to Credit Agreement (the “Amendment”), by and among AECOM, each borrower and guarantor party thereto, the lenders party thereto and Bank of America, N.A. as administrative agent (the “Administrative Agent”), amending that certain Syndicated Facility Agreement, dated as of October 17, 2014, by and among AECOM, the borrowers and guarantors party thereto, the lenders party thereto, and the Administrative Agent.

The Amendment was entered into in connection with the Transaction (as defined below). The Amendment modifies the asset disposition covenant to permit the Transaction and modifies the mandatory prepayment provision so that only outstanding term loans are prepaid using the net proceeds from the Transaction.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 31, 2020, AECOM completed the previously announced sale of its Management Services business (the “Business”) to Amentum Government Services Holdings LLC (f/k/a Maverick Purchaser Sub, LLC) (“Purchaser”), an affiliate of American Securities LLC and Lindsay Goldberg LLC, pursuant to a Purchase and Sale Agreement, dated October 12, 2019, by and between AECOM and Purchaser (as amended or supplemented from time to time, the “Purchase Agreement”), for a purchase price of $2.405 billion, subject to customary cash, debt and working capital adjustments (such transaction, the “Transaction”). The purchase price described above includes contingent consideration of approximately $150 million attributable to certain claims relating to the Business’s prior work and engagements.

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to AECOM’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2019, and the full text of which is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On February 3, 2020, AECOM issued a press release announcing its financial results for the quarter ended December 31, 2019. A copy of the press release is attached to this report as Exhibit 99.1. Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

AECOM reports its results of operations based on 52 or 53-week periods ending on the Friday nearest September 30, December 31, March 31, and June 30. For clarity of presentation, all periods are presented as if the periods ended on September 30, December 31, March 31, and June 30.

Item 7.01. Regulation FD Disclosure.

On February 3, 2020, AECOM issued a press release announcing the completion of the Transaction. A copy of the press release is attached to this report as Exhibit 99.2. Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed financial information of AECOM giving effect to the Transaction is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 7 to Credit Agreement, dated as of January 28, 2020, by and among AECOM, each borrower and guarantor party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent
99.1	Press Release, dated February 3, 2020 entitled “AECOM reports first quarter fiscal year 2020 results”
99.2	Press Release, dated February 3, 2020 entitled “AECOM advances its transformation into a higher-returning and lower-risk Professional Services business with completed sale of its Management Services business”
99.3	Unaudited Pro Forma Condensed Financial Statements of AECOM
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AECOM

Dated: February 3, 2020	By:	/s/ David Y. Gan
David Y. Gan
Executive Vice President, Chief Legal Officer